Exhibit 99.1

Scott Solomon

Vice President

Sharon Merrill

617.542.5300

CYNO@investorrelations.com

Cynosure, Inc. Announces Closing of Public Offering

Westford, Mass., November 21, 2012 – Cynosure, Inc. (NASDAQ: CYNO) (the “Company”), a leader in laser- and light-based treatments for minimally invasive and non-invasive aesthetic applications, today announced the closing of its previously announced underwritten registered public offering of class A common stock. The Company also announced that Leerink Swann LLC, the sole underwriter for the offering, exercised in full its option to purchase an additional 240,000 shares of class A common stock from the Company and an additional 240,000 shares of class A common stock from El.En. S.p.A., as selling stockholder, at the public offering price, less underwriting discounts and commissions. As a result of this option exercise, the total number of shares of class A common stock sold in the offering was 3,680,000 shares. The Company received aggregate net proceeds, after deducting underwriting discounts and commissions and other estimated offering expenses, of approximately $55.35 million.

The Company intends to use the net proceeds from the shares sold in the offering for general corporate purposes and to fund its potential acquisition of complementary products, technologies or businesses. The Company did not receive any proceeds from the sale of the shares by El.En. S.p.A.

The shares described above were offered by the Company and the selling stockholder pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on October 26, 2012. The final prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may also be obtained from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by calling (800) 808-7525, ext. 4814.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer or sale of securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, remove multi-colored tattoos, rejuvenate the skin, liquefy and remove unwanted fat through laser lipolysis, reduce cellulite and treat onychomycosis. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulse dye, Q-switched, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991. For corporate or product information, contact Cynosure at 800-886-2966.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the intended use of proceeds, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, Cynosure’s ability to maintain its profitability, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Quarterly Report on Form 10-Q, which is filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

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